Exhibit 10.1
AMENDMENT ONE TO THE
APPLERA CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
     The Applera Corporation Supplemental Executive Retirement Plan, effective as of December 31, 2005 and amended and restated as of August 28, 2006 (the “Plan”), is hereby amended effective as of January 1, 2010 pursuant to Article 8 of the Plan, as follows:
1.	The following sentence shall be added to the end of Section 1.1:

As of January 1, 2010, this Plan has been frozen as to Accrued Benefits and new Plan Participants. This Plan shall be interpreted such that no benefits in excess of the amounts that such Participant accrued as of January 1, 2010 under this Plan, shall accrue or shall be payable to Participants.

2.	Section 2.1 (g) shall be deleted and replaced by the following:

“Change in Control” shall mean the effective date of the transaction contemplated by the Agreement and Plan of Merger among Invitrogen Corporation, Atom Acquisition, LLC and Applera Corporation, dated June 11, 2008.

3.	The first sentence of Section 2.1(n) shall be deleted and replaced by the following sentence:

“Final Average Compensation” means the highest annualized average Compensation of a Participant during any sixty (60) consecutive calendar months preceding the Determination Date.

4.	The first sentence of Section 2.1(o) shall be deleted and replaced by the following sentence:

“Final Average Qualified Compensation” means the highest average Qualified Compensation of a Participant during any five (5) consecutive Plan Years preceding the Determination Date.

5.	The following paragraph shall be inserted as a new Section 2.1(l), immediately following Section 2.1(k), in the Plan to read as follows:

(k)“Determination Date” means January 1, 2010.

6.	Section 2.1(l) through Section 2.1(cc), prior to the amendment above, shall be renumbered in accordance with the insertion in paragraph 5.

7.	Section 3.3 shall be deleted and replaced by the following: Duration.

8.	The first sentence of Section 3.3(a) shall be deleted and replaced by the following sentence:

An individual who becomes a Participant will continue to be a Participant eligible to accrue benefits until the individual terminates employment with the Company or, if earlier, until the Determination Date.

9.	Section 3.3(b) shall be deleted in its entirety.

10.	The first sentence of Section 4.1(a) shall be deleted and replaced by the following sentence:

(a) In General. A Participant’s Accrued Benefit is the monthly benefit payable as a single life annuity commencing at his Normal Retirement Date, determined under the Benefit Formula based on his Final Average Compensation, Final Average Qualified Compensation, and Benefit Service as of the Determination Date.

11.	Section 4.1(e) shall be deleted and replaced by the following:

(e) Change in Control. Upon a Change in Control, the following special provisions apply:

12.	Section 4.1(e)(2) shall be deleted and replaced by the following:

(2) Final Average Compensation will be calculated on Compensation during the twelve (12) consecutive calendar months preceding the Change in Control, if greater than the amount determined under the definition of Final Average Compensation under Section 2.1(o).

13.	Section 4.1(e)(3) shall be deleted and replaced by the following:

(2) Final Average Qualified Compensation will be calculated on Qualified Compensation during the twelve (12) consecutive calendar months preceding the Change in Control, if greater than the amount determined under the definition of Final Average Qualified Compensation under Section 2.1(p).

14.	Section 4.2(a)-(c) shall be deleted and replaced by the following:

If the Company rehires a Participant, there will be no change in the time, form, or amount of distribution of Accrued Benefit that the rehired Participant would have received immediately prior to such rehire.

15.	Section 5.11 shall be deleted in its entirety.

     IN WITNESS WHEREOF, Life Technologies Corporation has caused its authorized officer to execute this Amendment One to the Applera Corporation Supplemental Executive Retirement Plan this 16th day of December 2009.

LIFE TECHNOLOGIES CORPORATION
By:	/s/ John A. Cottingham
John A. Cottingham
Chief Legal Officer

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